As filed with the Securities and Exchange Commission on December 2, 2014
                                                     Registration No. 333-______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  TERAFOX CORP.
             (Exact name of registrant as specified in its charter)

            NEVADA                                               3990
(State or Other Jurisdiction of                     (Primary Standard Industrial
 Incorporation or Organization)                         Classification Number)

                       str. Lege, 6, Sofia, Bulgaria, 1000
                               Phone: +17027518466
                          E-mail: terafoxcorp@gmail.com
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         BUSINESS FILINGS INCORPORATED.
                  311 S Division Street, Carson City, NV 89703
                                Tel: 608-827-5300
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:
                              Scott Doney| Attorney
                    4955 S. Durango Dr. | Las Vegas, NV 89113
                             Office: (702) 982-5686
                         Email - scott@doneylawfirm.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer  [ ]                       Accelerated filer [ ]
Non-accelerated filer  [ ]                         Smaller reporting company [X]
(Do not check if a smaller reporting company)

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================
Title of Each Class                              Proposed Maximum       Proposed Maximum         Amount of
of Securities to be       Amount of Shares        Offering Price       Aggregate Offering      Registration
   Registered             to be Registered         per Share (1)             Price                  Fee
-----------------------------------------------------------------------------------------------------------
  Common Stock               9,000,000                $0.01                 $90,000                $10.46
===========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

PRELIMINARY PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

                                  TERAFOX CORP.

                        9,000,000 SHARES OF COMMON STOCK

This is the initial offering of common stock of Terafox Corp. and no public market currently exists for the securities being offered. We are offering for sale a total of 9,000,000 shares of common stock at a fixed price of $0.01 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Aleksey Gagauz, will attempt to sell the shares. This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

THE SHARES WILL BE OFFERED AT A FIXED PRICE OF $0.01 PER SHARE FOR A PERIOD OF 240 DAYS FROM THE EFFECTIVE DATE OF THIS PROSPECTUS. THE COMPANY MAY ELECT TO EXTEND THIS INITIAL OFFERING FOR A PERIOD OF 360 DAYS AFTER THE DATE OF THIS PROSPECTUS.

                    Offering Price                          Proceeds to Company
                      Per Share         Commissions            Before Expenses
                      ---------         -----------            ---------------
Common Stock           $ 0.01          Not Applicable              $90,000
Total                  $ 0.01          Not Applicable              $90,000

Terafox Corp. is a development stage company and has limited operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital for operations, although we have purchased an initial shipment of the products, which are supplied from China. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent registered public accountant has issued an audit opinion for Terafox Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED "RISK FACTORS" ON PAGES 6 THROUGH 15 BEFORE BUYING ANY SHARES OF TERAFOX CORP.'S COMMON STOCK.

 NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     SUBJECT TO COMPLETION, DATED _________

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY                                                          3
RISK FACTORS                                                                6
FORWARD-LOOKING STATEMENTS                                                 15
USE OF PROCEEDS                                                            16
DETERMINATION OF OFFERING PRICE                                            16
DILUTION                                                                   17
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS                 17
DESCRIPTION OF BUSINESS                                                    29
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS                35
EXECUTIVE COMPENSATION                                                     37
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                             37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT             38
PLAN OF DISTRIBUTION                                                       38
DESCRIPTION OF SECURITIES                                                  40
INDEMNIFICATION                                                            42
INTERESTS OF NAMED EXPERTS AND COUNSEL                                     43
EXPERTS                                                                    43
AVAILABLE INFORMATION                                                      43
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
 FINANCIAL DISCLOSURE                                                      44
FINANCIAL STATEMENTS                                                       44
INDEX TO THE FINANCIAL STATEMENTS                                          45

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO
SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

                               PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, "WE," "US," "OUR," AND "TERAFOX CORP." REFERS TO TERAFOX CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

                                  TERAFOX CORP.

We are a development stage company and our business is manufacture and distribution of printed products. Terafox Corp was incorporated in Nevada on February 26, 2014. We intend to use the net proceeds from this offering to develop our business operations (See "Description of Business" and "Use of Proceeds"). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $15,000 of additional funding to pay for ongoing advertising expenses and SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at str. Lege, 6, Sofia, Bulgaria, 1000. Our phone number is +17027518466.

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (February 26, 2014) through September 30, 2014, reports no revenues and a net loss of $(676). Our independent registered public accounting firm has issued an audit opinion for Terafox Corp which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To the date, we have developed our business plan, purchased one unit of equipment from "Eagle Key Holdings Limited", which agreed to supply us with industrial flatbed printing machines.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

We are an "emerging growth company" as defined in the Jumpstart our Business Startups Act of 2012. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company.

We have no plans or intentions to be acquired by an operating company nor do we have plans to enter into a change of control or similar transaction or to change our management.

THE OFFERING

The Issuer:                  TERAFOX CORP.

Securities Being Offered:    9,000,000 shares of common stock.

Price Per Share:             $0.01

Duration of the Offering:    The shares will be offered for a period of 240 days
                             from the effective date of this prospectus.

Gross Proceeds:              $90,000

Securities Issued and
Outstanding:                 There are  4,000,000  shares of common stock issued
                             and outstanding as of the date of this prospectus, held by our sole officer and director, Aleksey
                             Gagauz.

Registration Costs:          We estimate our total offering  registration  costs
                             to be approximately  $8,000.

Risk Factors:                See "Risk  Factors"  and the other  information  in
                             this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

                          SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the period from February 26, 2014 (Inception) to September 30, 2014.

FINANCIAL SUMMARY

                                                          September 30, 2014 ($)
                                                          ----------------------
Cash and Deposits                                                $ 7,649
Total Assets                                                     $17,649
Total Liabilities                                                $14,325
Total Stockholder's Equity                                       $ 3,324

STATEMENT OF OPERATIONS

                                                             Accumulated From
                                                            February 26, 2014
                                                              (Inception) to
                                                          September 30, 2014 ($)
                                                          ----------------------
Total Expenses                                                   $   676
Net Loss for the Period                                          $  (676)
Net Loss per Share                                               $ (0.00)

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations in the advertising of products and sales. We need the proceeds from this offering to commence activities that will allow us to begin seeking financing of our business plan. As of September 30, 2014, we had cash in the amount of $7,694 and liabilities of $14,325. As of this date, we have had limited operations and no income. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We may need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

MANY OF THE EXISTING COPMANIES THAT ENGAGE IN THE SALE OF PRINTED PRODUCTS BUSINESS HAVE A GREATER, MORE ESTABLIHED DATABASE THAN US

There are few barriers of entry in the sale of printed products business and level of competition is extremely high. There are many domestic companies offering the same products. We will be in direct competition with them. Many large companies have greater financial capabilities than us and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us.

BECAUSE WE WILL PURCHASE OUR RAW MATERIALS FROM OVERSEAS, A DISRUPTION IN THE DELIVERY OF IMPORTED SUPPLIES MAY HAVE A GREATER EFFECT ON US THAN ON OUR COMPETITORS.

We will import raw materials for our supplier from China. Because we keep a minimum stock of raw materials at our shop, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who keep a greater stock of raw materials and/or warehouse supplies in the Europe. Deliveries of our raw materials may be disrupted through factors such as:

     (1)  raw material shortages, work stoppages, strikes and political unrest;

     (2) problems with ocean shipping, including work stoppages and shipping container shortages;

     (3) increased inspections of import shipments or other factors causing delays in shipments; and

     (4)  economic crises, international disputes and wars.

Most of our competitors warehouse large quantities of raw materials they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on February 26, 2014 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to production of printed products, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE YET TO EARN REVENUE AND OUR ABILITY TO SUSTAIN OUR OPERATIONS IS DEPENDENT ON OUR ABILITY TO RAISE FINANCING. OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT HAS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have accrued net losses of $676 for the period from our inception on February 26, 2014 to September 30, 2014, and have no revenues as of this date. Our future is dependent upon our ability to obtain financing and upon future profitable operations in the manufacturing and distribution of printed products. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. We do, however, anticipate that we will require $30,000 over the next 12 months in order to continue operations. These factors raise substantial doubt that we will be able to continue as a going concern. Harris & Gillespie CPA's, PLLC our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Terafox Corp. is suitable.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Aleksey Gagauz, our officer and director, who has verbally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. This agreement is filed as an exhibit 10.1. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to start our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to start our operations.

THE EFFECT OF THE RECENT ECONOMIC CRISIS MAY IMPACT OUR BUSINESS, OPERATING RESULTS OR FINANCIAL CONDITIONS.

The recent global crisis has caused disruption and extreme volatility in global financial markets and increased rates of default and bankruptcy, and has impacted levels of consumer spending. These macroeconomic developments may affect our business, operating results or financial condition in a number of ways. For example, our potential customers may never start spending with us, may have difficulty paying us or may delay paying us for p. A slow or uneven pace of economic recovery would negatively affect our ability to start our manufacture and distribution business and obtain financing. Further, our products are currently procured from a province of China and, should there be an interruption in our supply of products, we might be unable to continue our operations.

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE WITH OUR COMPETITORS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, CASH FLOWS AND PROSPECTS COULD BE MATERIALLY ADVERSELY AFFECTED.

We operate in a highly competitive environment. Our competition includes large, small and midsized companies, and many of them may distribute similar products in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN 31% OR MORE OF OUR OUTSTANDING COMMON STOCK, IF MAXIMUM OFFERING SHARES ARE SOLD, THEY WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

If maximum offering shares will be sold, Aleksey Gagauz, our sole officer and director, will own 31 % of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Aleksey Gagauz may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

BECAUSE OUR CURRENT PRESIDENT HAS OTHER INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Aleksey Gagauz, our President, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Aleksey Gagauz to our company could negatively impact our business development.

IF ALEKSEY GAGAUZ, OUR PRESIDENT AND DIRECTOR, SHOULD RESIGN OR DIE, WE WILL NOT HAVE A CHIEF EXECUTIVE OFFICER THAT COULD RESULT IN OUR OPERATIONS SUSPENDING. IF THAT SHOULD OCCUR, YOU COULD LOSE YOUR INVESTMENT.

We extremely depend on the services of our president and director, Aleksey Gagauz, for the future success of our business. The loss of the services of Aleksey Gagauz could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

BECAUSE COMPANY'S HEADQUARTER AND ASSETS ARE LOCATED OUTSIDE THE UNITED STATES, U.S. INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT SOLE OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our sole officer and Director are non-U.S. resident and our headquarters and assets are located outside the United States. Consequently, it may be difficult for investors to affect service of process on them in the United States and to enforce in the United States judgments obtained in United States courts against them based on the civil liability provisions of the United States securities laws. Since all our assets will be located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

ANY ADDITIONAL FUNDING WE ARRANGE THROUGH THE SALE OF OUR COMMON STOCK WILL RESULT IN DILUTION TO EXISTING SHAREHOLDERS.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of an investor's shares.

BECAUSE WE HAVE ELECTED TO DEFER COMPLIANCE WITH NEW OR REVISED ACCOUNTING STANDARDS, OUR FINANCIAL STATEMENT DISCLOSURE MAY NOT BE COMPARABLE TO SIMILAR COMPANIES.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business Startups Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

RISKS ASSOCIATED WITH THIS OFFERING

OUR PRESIDENT, ALEKSEY GAGAUZ DOES NOT HAVE ANY PRIOR EXPERIENCE CONDUCTING A BEST-EFFORT OFFERING, AND OUR BEST EFFORT OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Aleksey Gagauz does not have any experience conducting a best-effort offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

THE TRADING IN OUR SHARES WILL BE REGULATED BY THE SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK."

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $3,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

BECAUSE WE ARE A SHELL COMPANY, IT WILL LIKELY BE DIFFICULT FOR US TO OBTAIN ADDITIONAL FINANCING BY WAY OF PRIVATE OFFERINGS OF OUR SECURITIES.

We are a "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities we make to investors will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings because purchasers of securities in such unregistered offerings will not be able to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Terafox Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000. We will have to utilize funds from Aleksey Gagauz, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC
Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $8,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

OUR SOLE OFFICER AND DIRECTOR HAVE NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROLS AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Aleksey Gagauz, our sole officer and director, has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of your losing your entire investment in us.

AS AN "EMERGING GROWTH COMPANY" UNDER THE JOBS ACT, WE ARE PERMITTED TO RELY ON EXEMPTIONS FROM CERTAIN DISCLOSURE REQUIREMENTS.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

     * have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

     * comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

     * submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

     * disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive's compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

INVESTORS THAT NEED TO RELY ON DIVIDEND INCOME OR LIQUIDITY SHOULD NOT PURCHASE SHARES OF OUR COMMON STOCK.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF NEVADA STATE LAW HINDER A POTENTIAL TAKEOVER OF US.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

                           FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as "anticipate", "believe", "plan", "expect", "future", "intend", and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the "Risk Factors" section and elsewhere in this prospectus.

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 33%, 66% and 100% respectively of the securities offered for sale by the Company. There is no assurance that we will raise the full $90,000 as anticipated.

Percentage of shares sold              33%              66%              100%
-------------------------            -------          -------          -------
Gross income                         $30,000          $60,000          $90,000
Number of printing machines
 in stock                                  2                3                4
Legal and professional fees          $ 8,000          $ 8,000          $ 8,000
Lease expenses                       $ 6,000          $ 6,000          $ 6,000
Printing machines                    $10,000          $20,000          $30,000
Web-site                                  --          $ 1,500          $ 1,500
Testing                              $ 1,000          $ 2,000          $ 3,000
Raw materials                        $ 2,000          $ 6,000          $ 9,000
Marketing campaign                   $ 2,900          $13,000          $25,500
Salary                                    --          $ 3,000          $ 6,000
Other expenses                       $   100          $   500          $ 1,000

The above figures represent only estimated costs. We will establish a separate bank account and all proceeds will be deposited into that account. If necessary, Aleksey Gagauz, our president and director, has verbally agreed to loan the company funds to complete the registration process. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board. Mr. Gagauz will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Gagauz. Our director will be repaid from revenues of operations if and when we generate revenues to pay the obligation.

                           DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

                                    DILUTION

The price of the current offering is fixed at $0.01 per share. This price is significantly higher than the price paid by the Company's officer for common equity since the Company's inception on February 26, 2014. Aleksey Gagauz, the Company's president and director, paid $0.001 per share for the 4,000,000 shares of common stock he purchased from the Company.

As of September 30, 2014, the historical net tangible book value was $3,324 or approximately $0.001 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of September 30, 2014.

Assuming the completion of the sale of all 9,000,000 shares of common stock in this offering, there will be 13,000,000 shares of common stock outstanding.

The following table illustrates per share of common stock dilution that may be experienced by investors at various funding levels:


Funding Level                           100%           66%              33%
-------------                       -----------     -----------     -----------
Proceeds                            $    90,000     $    59,400     $    29,700
Shares Outstanding                   13,000,000       9,940,000       6,970,000
Offering Price per Share            $      0.01     $      0.01     $      0.01
Net Tangible Book Value per
 Share prior to Offering            $     0.001     $     0.001     $     0.001
Increase per Share attributable
 to Investors                       $    0.0062     $   0.00534     $    0.0037
Pro Forma Net Tangible Book Value
per Share after Offering            $    0.0072     $   0.00634     $    0.0047
Dilution to Investors               $    0.0028     $    0.0037     $    0.0053
Dilution as a Percentage of
 Offering Price                              28%             37%             53%

           MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Our cash balance is $7,649 as of September 30, 2014. We believe our cash balance is not sufficient to fund our limited levels of operations for any period of time. We have been utilizing and may continue to utilize funds from Aleksey Gagauz, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Gagauz, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve month period, we require approximately $30,000 of additional capital, as previously disclosed. Being a development stage company, we have very limited operating history. After twelve months period we may need additional financing. We do not currently have any arrangements for additional financing. Our principal executive offices are located at str. Lege, 6, Sofia, Bulgaria, 1000. Our phone number is +17027518466.

We are a development stage company and have generated no revenue to the date. Long term financing beyond the maximum aggregate amount of this offering will be required to fully implement our business plan. The exact amount of funding will depend on the scale of our expansion. We have not decided yet on the scale of our expansion and on exact amount of funding needed for our long term financing. If we do not generate any revenue we may need a minimum of $15,000 of additional funding to run out business while we reassess our situation and decide on the scale of our future expansion if any.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated revenues and no revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to start our proposed operations but we cannot guarantee that once we start operations we will stay in business after doing so. If we are unable to successfully find customers we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $90,000 from this offering, it will last one year, but we may need more funds for business operations in the next year, and we will have to revert to obtaining additional money.

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an "emerging growth company" under the Jumpstart Our Business Startups ("JOBS") Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

     1. on the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

     2. on the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

     3. on the date on which we have, during the previous 3-year period, issued more than $1 billion in non-convertible debt; or

     4. the date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto."

A "large accelerated filer" is an issuer that, at the end of its fiscal year, meets the following conditions:

     1. it has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer's most recently completed second fiscal quarter;

     2. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

     3. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

     1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

     2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

     3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

     4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

     5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of
          Item 402 applicable to smaller reporting companies, regardless of the issuer's size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

                               PLAN OF OPERATIONS

We have no assurance we will sell 100% of the shares as anticipated. Therefore we have provided for three possible ways of continuing operations. We have developed plan of operations considering sale of 33%, 66% and 100% of the shares respectively. Minimum estimated amount necessary to start our business is $30,000. We need assets to cover our costs for purchase and delivery of industrial flatbed printing machine, general business and administrative costs, marketing costs, raw materials.

IF 33% OF THE SHARES SOLD
($30,000 RAISED)

1. SHOP.
Time frame: completed
Estimate cost: $6,000
We have signed lease agreement as of July 01, 2014 with Sergey Pevlovski, Sofia, Bulgaria. Leased premises will be used for setting up our printing machines and manufacturing our printed products. Agreement comes into force on February 01, 2015.

2. OFFICE.
Time frame: 1st month.
Estimate cost: $0
In the beginning of our operations our office will be located in the apartment of our director Aleksey Gagauz at the address: Lege, 6, Sofia, Bulgaria.
Mr. Gagauz will provide his apartment for company needs at no charge for as long as it may be required.

3. PURCHASE AND DELIVERY OF INDUSTRIAL FLATBED PRINTING MACHINE.
Time frame: 2nd month.
Estimate cost: $10,000
We already have one industrial flatbed printing machine. We will purchase one more printing machine, the cost of which is $10,000.

4. SET UP AND TESTING OF PRINTING MACHINES.
Time frame: 3rd month.
Estimate cost: $1,000.
The machine we purchased before has already been installed and tested and ready for production. Once we get additional machine, we plan to install and test it at our location. We will need to hire professionals to work part time, such as electricians, mechanics and loaders. It will cost about $1,000 per one printing machine.

5. SUPPLIES.
Time frame: 3rd - 4th months.
Estimate cost: $2,000.
We plan to purchase raw materials in accordance with sales volumes, but try to keep the stock not lower than represented calculations.
1 existing printing machine +1 purchased printing machine (2 in stock) - $2,000.

6. ESTABLISH RELATIONSHIPS WITH POTENTIAL BUSINESS PARTNERS.
Time frame: 4th - 12th months.
Estimate cost: $0.
We already had telephone negotiations with major event, creative and advertisement agencies in Bulgaria, which have shown interest to our product and are ready to continue negotiations once we start manufacture process: Event Design, Fiore Art Studio, Keybievent, Zen Studio, GoBox, 4ward. We plan to continue negotiations with them after completion of our public offer and start of manufacture process.

7. MARKETING.
Time frame: 5th - 12th months.
Estimate cost: $2,900.
We will be much limited in financing at this stage of development, therefore we shall engage in inexpensive promotional activities. We will prepare advertising flyers, booklets and souvenirs for handing out at fairs and exhibitions, sending out to potential clients by mail, etc.

The following table shows the way we plan to distribute finances we have allocated for marketing activities:

   Leaflets, booklet,          Internet advertising,
catalogues, other printed     banners, landing pages,
      advertisement          groups in social networks    Free samples    TOTAL:
      -------------          -------------------------    ------------    ------
        $1,000                        $1,000                  $900        $2,900

8. SALARIES.
Time frame: 4th month - forward
Estimated cost: unknown (depends on sales volumes)
We plan to hire sales manager, whose salary will make 15% of monthly sales. Our sales manager will search for clients through internet search engines, such as Google, Yandex, Yahoo, Baidu, Bing, and also visit various fairs, mail out free samples to potential partners.
At this development stage we won't hire any additional employees, as all operations will be conducted by our Director, who will work part-time.

9. OTHER EXPENSES.
Time frame: 4th - 12th months
Estimated cost: $100
We might have to spend more on other expenses, which can include: internet, telephone, office supplies, etc.

TOTAL COST OF ALL OPERATIONS: $22,000
To implement our plan of operations ($22,000) and pay ongoing legal fee associated with public offering ($8,000) we require a minimum of $30,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on marketing campaign and purchase of raw materials.

IF 66% OF THE SHARES SOLD
($60,000 RAISED)

1. SHOP.
Time frame: completed
Estimate cost: $6,000
We have signed lease agreement as of July 01, 2014 with Sergey Pevlovski, Sofia, Bulgaria. Leased premises will be used for setting up our printing machines and manufacturing our printed products. Agreement comes into force on February 01, 2015.

2. OFFICE.
Time frame: 1st month.
Estimate cost: no cost anticipated
In the beginning of our operations our office will be located in the apartment of our director Aleksey Gagauz at the address: Lege, 6, Sofia, Bulgaria. Mr. Gagauz will provide his apartment for company needs at no charge for as long as it may be required.

3. PURCHASE AND DELIVERY OF INDUSTRIAL FLATBED PRINTING MACHINE.
Time frame: 2nd month
Estimate cost: $20,000
We already have one industrial flatbed printing machine set up. We will purchase two more printing machines, the cost of which is $20,000.

4. WEB-SITE DEVELOPMENT.
Time frame: 2nd - 3rd months.
Estimate cost: $1,500.
We will develop our e-commerce ready website with online store capabilities. Our president and director, Aleksey Gagauz will be in charge of registering our web domain. We plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $1,500. Updating and improving our website will continue throughout the lifetime of our operations.

5. SET UP AND TESTING OF PRINTING MACHINES .
Time frame: 3rd month.
Estimate cost: $2,000.
The machine we purchased before has already been installed and tested and ready for production. Once we get additional machines, we plan to install and test them at our location. We will need to hire professionals to work part time, such as electricians, mechanics and loaders. It will cost about $2,000 for two printing machines.

6. SUPPLIES.
Time frame: 3rd - 4th months.
Estimate cost: $6,000.
We plan to purchase raw materials in accordance with sales volumes, but keep the stock not lower than represented calculations.
1 existing printing machine +2 purchased printing machines (3 in stock)- $6,000.

7. ESTABLISH  RELATIONSHIPS WITH POTENTIAL BUSINESS PARTNERS.
Time frame: 4th - 12th months.
Estimate cost: no cost anticipated
We already had telephone negotiations with major event, creative and advertisement agencies in Bulgaria, which have shown interest to our product and are ready to continue negotiations once we start manufacture process: Event Design, Fiore Art Studio, Keybievent, Zen Studio, GoBox, 4ward. We plan to continue negotiations with them after completion of our public offer and start of manufacture process.

8. MARKETING.
Time frame: 5th - 12th months.
Estimate cost: $13,000.
We will launch a multi-level marketing campaign. We will prepare advertising flyers, booklets and souvenirs for handing out at fairs and exhibitions, sending out to potential clients by mail, etc. We intent to launch our e-commerce ready web-site, put banners on popular websites and advertisements in social networks. We will send our commercial quotations to event, creative, PR and advertising agencies, which can raise customer awareness and attract new partners. We shall advertise in media, on radio, TV and on billboards.

The following table shows the way we plan to distribute finances we have allocated for marketing activities:

                               Internet
                             advertising,
  Leaflets, booklet,       banners, landing                          Advertising in
  catalogues, other        pages, groups in                       media, on radio, TV,
printed advertisement       social networks      Free samples          billboards           TOTAL:
---------------------       ---------------      ------------          ----------           ------
       $3,000                   $4,200              $2,000               $3,800            $13,000

9. SALARIES.
Time frame: 4th month - forward
Estimated cost: $3,000 (for 6 months, excluding sales manager)
We plan to hire sales manager, whose salary will make 15% of monthly sales. Our sales manager will search for clients through internet search engines, such as Google, Yandex, Yahoo, Baidu, Bing, and also visit various fairs, mail out free samples to potential partners.
We will hire one employee to help with manufacture process. His monthly salary will be $500 ($3,000 for 6 months).

10. OTHER EXPENSES.
Time frame: 4th - 12th months
Estimated cost: $500
We might have to spend more on other expenses, which can include: internet, telephone, office supplies, etc.

TOTAL COST OF ALL OPERATIONS: $52,000
To implement our plan of operations ($52,000) and pay ongoing legal fee associated with public offering ($8,000) we require a minimum of $60,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchase of additional printing machine and purchase of raw materials.

IF 100% OF THE SHARES SOLD
($90,000 RAISED)

1. SHOP.
Time frame: completed
Estimate cost: $6,000
We have signed lease agreement as of July 01, 2014 with Sergey Pevlovski, Sofia, Bulgaria. Leased premises will be used for setting up our printing machines and manufacturing our printed products. Agreement comes into force on February 01, 2015.

2. OFFICE.
Time frame: 1st month.
Estimate cost: no cost anticipated
In the beginning of our operations our office will be located in the apartment of our director Aleksey Gagauz at the address: Lege, 6, Sofia, Bulgaria. Mr. Gagauz will provide his apartment for company needs at no charge for as long as it may be required.
At this stage of development we will consider a possibility to establish office in a separate premise.

3. PURCHASE AND DELIVERY OF INDUSTRIAL FLATBED PRINTING MACHINE.
Time frame: 2nd month
Estimate cost: $30,000
We already have one industrial flatbed printing machine set up. We will purchase three more printing machines, the cost of which is $30,000.

4. WEB-SITE DEVELOPMENT.
Time frame: 2nd - 3rd months.
Estimate cost: $1,500.
We will develop our e-commerce ready website with online store capabilities. Our president and director, Aleksey Gagauz will be in charge of registering our web domain. We plan to hire a web designer to help us with the design and development of our website. We do not have any written agreements with any web designers at current time. The website development costs, including site design and implementation will be $1,500. Updating and improving our website will continue throughout the lifetime of our operations.

5. SET UP AND TESTING OF PRINTING MACHINES.
Time frame: 3rd month.
Estimate cost: $3,000.
The machine we purchased before has already been installed and tested and ready for production. Once we get additional machines, we plan to install and test them at our location. We will need to hire professionals to work part time, such as electricians, mechanics and loaders. It will cost about $3,000 for three printing machines.

6. SUPPLIES.
Time frame: 3rd - 4th months.
Estimate cost: $9,000.
We plan to purchase raw materials in accordance with sales volumes, but keep the stock not lower than represented calculations.
1 existing printing machine +3 purchased printing machines (4 in stock)- $9,000.

7. ESTABLISH RELATIONSHIPS WITH POTENTIAL BUSINESS PARTNERS.
Time frame: 4th - 12th months.
Estimate cost: no cost anticipated
We already had telephone negotiations with major event, creative and advertisement agencies in Bulgaria, which have shown interest to our product and are ready to continue negotiations once we start manufacture process: Event Design, Fiore Art Studio, Keybievent, Zen Studio, GoBox, 4ward. We plan to continue negotiations with them after completion of our public offer and start of manufacture process.

8. MARKETING
Time frame: 5th - 12th months.
Estimate cost: $25,500.
At this stage of development we shall also advertise our product in media, on radio, TV and on billboards. We plan to have a discount lottery at fairs and in social networks. Such marketing action will raise awareness among people and increase wholesale customers trust in our company.

The following table shows the way we plan to distribute finances we have allocated for marketing activities:

                               Internet
                             advertising,
  Leaflets, booklet,       banners, landing                          Advertising in
  catalogues, other        pages, groups in                       media, on radio, TV,
printed advertisement       social networks      Free samples          billboards           TOTAL:
---------------------       ---------------      ------------          ----------           ------
       $5,200                   $8,500              $2,600                $9,200           $25,500

9. SALARIES.
Time frame: 4th month - forward
Estimated cost: $6,000 (for 6 months, excluding sales manager)
We plan to hire sales manager, whose salary will make 15% of monthly sales. Our sales manager will search for clients through internet search engines, such as Google, Yandex, Yahoo, Baidu, Bing, and also visit various fairs, mail out free samples to potential partners.
We will hire two employees to help with manufacture process. Their monthly salary will be $1,000 per two employees ($6,000 for 6 months).

10. OTHER EXPENSES
Time frame: 4th - 12th months
Estimated cost: $1,000
We might have to spend more on other expenses, which can include: internet, telephone, office supplies, etc.

TOTAL COST OF ALL OPERATIONS: $82,000
To implement our plan of operations ($82,000) and pay ongoing legal fee associated with public offering ($8,000) we require a minimum of $90,000 as described in our Plan of Operations. Any funds raised beyond this amount will be spent on purchase of additional printing machine, purchase of raw materials and marketing efforts.

FINANCE
We plan to implement our business plan as soon as funds from public offering become available. The following table sets forth our 12-month budgeted costs assuming the sale of 33%, 66% and 100% of shares, respectively. There is no assurance that we will raise the full $90,000 as anticipated.

Percentage of shares sold              33%              66%              100%
-------------------------            -------          -------          -------
Gross income                         $30,000          $60,000          $90,000
Number of printing machines
 in stock                                  2                3                4
Legal and professional fees          $ 8,000          $ 8,000          $ 8,000
Lease expenses                       $ 6,000          $ 6,000          $ 6,000
Printing machines                    $10,000          $20,000          $30,000
Web-site                                  --          $ 1,500          $ 1,500
Testing                              $ 1,000          $ 2,000          $ 3,000
Raw materials                        $ 2,000          $ 6,000          $ 9,000
Marketing campaign                   $ 2,900          $13,000          $25,500
Salary                                    --          $ 3,000          $ 6,000
Other expenses                       $   100          $   500          $ 1,000

The above figures represent only estimated costs.

In summary, during 1st-4th month we should have established our office, developed our website and purchased equipment. After this point we should be ready to start more significant operations and generate revenue. During months 5th-12th we will be executing our marketing campaign. There is no assurance that we will generate any revenue in the first 12 months after completion of our offering.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

RESULTS OF OPERATIONS

FROM INCEPTION ON FEBRUARY 26, 2014 TO SEPTEMBER 30, 2014

From inception until the date of this filing, we have had very limited operating activities. Our financial statements from inception (February 26, 2014) through September 30, 2014, net loss of $676. Our independent registered public accounting firm has issued an audit opinion for Terafox Corp. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.
Since inception, we have sold 4,000,000 shares of common stock to our sole officer and director for net proceeds of $4,000.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2014, the Company had $7,649 cash and our liabilities were $14,325 of which we owe $14,325 to our president Aleksey Gagauz. The available capital reserves of the Company are not sufficient for the Company to remain operational.

Since inception, we have sold 4,000,000 shares of common stocks to our sole officer and director, at a price of $0.001 per share, for aggregate proceeds of $4,000.

We are attempting to raise funds to proceed with our plan of operation. We will have to utilize funds from Aleksey Gagauz, our officer and director, who has verbally agreed to loan the company funds to complete the registration process. This agreement filed as Exhibit 10.1. Our current cash on hand will be used to pay the fees and expenses of this offering. To proceed with our operations within 12 months, we need a minimum of $30,000.We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 months financial requirement. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operation.

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. The other source of cash would be a loan from our President and Director, Aleksey Gagauz, with whom we have a verbal loan agreement, filed as an exhibit 10.1, or we will consider selling additional common stock. We currently do not have any such agreement in place. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $8,000.

We are highly dependent upon the success of the private offerings of equity or debt securities, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The Company reports revenues and expenses using the accrual method of accounting for financial and tax reporting purposes.
USE OF ESTIMATES

Management uses estimates and assumption in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.

DEPRECIATION, AMORTIZATION AND CAPITALIZATION

The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

INCOME TAXES

We account for income taxes as required by the Income Tax Topic of the FASB ASC, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Accounting Standards Codification Topic 820, "Disclosures About Fair Value of Financial Instruments", requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The Company's financial instruments consist primarily of cash.

PER SHARE INFORMATION

The Company computes per share information by dividing the net loss for the period presented by the weighted average number of shares outstanding during such period.

                             DESCRIPTION OF BUSINESS

GENERAL

Our company Terafox Corp was incorporated on February 26, 2014 in the State of Nevada United States of America, with an established end of fiscal year of September 30. Director of our company Aleksey Gagauz was born in Bulgaria and for the last 7 years has been working in company specialized in image printing on various surfaces in the position of senior manager. As of today our company does not have any revenues, we possess minimal assets and have already incurred losses since incorporation. We are a development-stage company created for production of flyers, posters and printing images on multiple surfaces, such as glass, leather, plastic, etc. using automated industrial flatbed printing machine. Terafox Corp will position themselves as high-quality manufacturer of printed products and specialist in color image printing on various surfaces.

We have developed 12 months business plan, purchased and set up our first printing machine and signed a lease agreement for a 3 year term as of July 01, 2014 with Sergey Pelovski, Sofia, Bulgaria. To the date we have set up our first printing machine, tested its operation and plan to produce a range of demonstration samples once we start manufacture process to attract potential business partners. In the beginning we may not be able to provide enough revenue to cover expenses for company presentation during first 12 months. We plan to purchase one more printing machine if we sell 33% of the shares, and purchase two or three more, if we sell 66% and 100% of the shares respectively. Our director will provide for covering initial administrative expenses using his personal assets.

Total estimated amount of assets necessary for our business start-up is $30,000. We need assets to purchase and deliver printing machine, to cover general running and administrative expenses, for business development and marketing, auxiliary materials, to cover expenses connected with company public presentation, payment of salaries and purchase of raw materials.

Depending on the amount of finance attracted, our company will consider possibility of expansion to major Bulgarian cities.

PRODUCT

Our product can be represented by wide range of goods produced using industrial flatbed printing machine we chose. Products include, but not limited to: flyers, posters, booklets, pictures and other printed goods of that kind. Besides regular paper printed products our printing machine has function to print images on many other surfaces, such as, but not limited to: organic materials: acrylic, plastics, leather, wooden articles, textile fabric, silica gel, etc.; inorganic materials: ceramics, glass, stone, crystal etc.; metallic materials: gold, silver, copper, iron, stainless steel, aluminum alloy etc.

Maximum printing heights is 25 sm, which widens the range of products we can print images on: phone and tablet covers, pens and shirts, leather bags, key chains, laptops, etc. There can be as many items in the list of possible products as rich client's imagination may be.

Every person today wants to show his personality in any possible way. Terafox Corp offers its clients a unique product, which can reflect personality of most extraordinary individual. Our product can be any kind of color or black and white image or text, which can be printed on almost any surface. Company willing to highlight a promotional offer or some corporate event, private holiday or birthday party, wedding or affair - we are able to satisfy any request of the client! Anyone will value much a present with his photo or an image of his favorite hobby printed on.

INDUSTRIAL FLATBED PRINTING MACHINE

We plan to purchase fully automated portable industrial flatbed printing machine for printing on most surfaces. The printing machine does not require high technical skills for product manufacture. The set of printing machine includes the machine itself and all raw materials necessary for setting up and testing. The cost of one machine is $10,000, which includes prime cost, delivery cost, customs clearance and insurance.

Item:                                       Industrial flatbed printing machine
                                            S-SUN C4300
Import:                                     China
Export:                                     Bulgaria
Machine cost:                               $ 7,500
Country of origin:                          China
Cost of delivery and insurance:
Cost of delivery:                           $   500
Insurance cost:                             $   125
Total cost:                                 $ 8,125
DTA                                              --
VAT                                         $ 1,875
Total: unit, import, customs and taxes      $10,000

Industrial flatbed printing machine is not large, user-friendly, simple in maintenance and doesn't require any special service. At the time this project is being offered we have already purchased one printing machine S-SUN C4300, provided by Chinese company Eagle Key Holdings Limited.

Technical characteristics:
Model Number:                               S-SUN C4300
Power:                                      60W
Weight:                                     85 kg
Dimensions:                                 750*900*730 mm
Production capacity:                        A4-25 seconds (may vary depending
                                            on size)

TARGET MARKET

Our product is unique enough to get any market segments interested. We can determine two different directions our product can cover - corporate and private.

By corporate we mean large and small companies, which always care much about image and update company information, highlight upcoming promotional events using printed products, such as flyers, booklets, etc. Corporate style of any company is often reflected by printed images on folders, souvenirs, notepads, laptops and others. We are ready to provide image printing on any of the aforesaid products.

By private we mean any private events, where memorable gifts can be suitable. Weddings, birthdays, anniversaries - any holiday of any scale can become even more memorable with some kind of commemorative image on a glass or metal souvenir, which can be hanged on the wall, for example.

Terafox Corp is able to offer any type of client the very printed product that can meet their very special requirements.

INDUSTRY ANALYSIS

In any city we plan to expand our operations to there are multiple event agencies, advertising agencies and other enterprises that may be interested in cooperation with our company. We offer high-quality and inexpensive product, which can satisfy any client requirements.

Besides such kind of distribution network we plan to sign agreements with creative agencies that can develop unique designs for their clients and offer our services as their subcontractor for high-quality printing on any surfaces.

We are ready to offer up to 30% commission from sales to our potential partners.

We also plan to have a special section on our website for potential partners with examples of our products and offers for wholesale clients and partners.

MARKETS

Essentially, consumer market of Terafox Corp includes any person or any company willing to emphasize their personality or image, promote new product series or highlight an upcoming event. By virtue of the abilities of our multifunctional printing machine, we can overtake market of phone and tablet cases, as well as laptop stickers. Technologies get more and more developed each day and it becomes a will of almost every individual to have a unique case for his gadget. This also applies to any company with well-recognized brand. Minimal expenses for product manufacture and simplicity of printing machine usage enables us to reduce the cost of the offered product, which subsequently makes it interesting for many.

As for geography related markets, we start our operations from Sofia, Bulgaria. Afterwards, we will expand our business to other large cities in Bulgaria, such as Varna, Plovdiv, Burgas, if we sell 66% or more of the shares.

MARKETING

We plan to launch marketing campaign 4 months after completion of our public offer.

Our marketing campaign consists of several directions.

First of all we will start out from straight marketing, such as offering our product at the fairs and exhibitions, handing out souvenirs and booklets with description of our product, which will be a great demonstration of high-quality and affordability of our product.

Launch of our e-commerce ready web-site, banners on popular websites and advertisements in social networks will be the second step of our campaign.

Besides aforesaid we will send our commercial quotations to event, creative, PR and advertising agencies, which can raise customer awareness and attract new partners. The interest offered will be up to 30% discount.

Upon raising 2/3 and more of intended amount we shall advertise our product in media, on radio, TV and on billboards. Such marketing action will raise awareness among people and increase wholesale customers trust in our company.

In the course of our campaign we shall contact PR departments of large and developing companies and offer our services and products. We are ready to offer a reasonable discount for large orders. As we are small and developing-stage company, we will be of high interest among such companies with our competitive price and high-quality products.

We have developed a discount system for our regular and wholesale customers:

At single order from $1,000 - 5% discount from the total order amount; At single order from $5,000 - 10% discount; At single order from $10,000 - 15% discount.

Regular clients with small orders may be provided a 5% discount at the discretion of our Director.

Distributors and partners get 30% discount.

We also plan to have a discount lottery at fairs and in social networks.

This marketing campaign is designed to attract many clients and develop a strong reputation of high-quality, diligent and inexpensive manufacturer. Hopefully, our clients will readily recommend us to others.

STORAGE AND DELIVERY

The product produced by Terafox Corp doesn't require any storage facilities as it will be manufactured directly for each order. The number of demonstration samples to be kept is insignificant and doesn't require any special premises for storage. We are going to sign a contract with delivery company on regular basis. Term of delivery shall be not more than 7 days, which shall include product manufacture and delivery to the client.

Our machines will be located at our leased premise in Sofia and manufactured products will be shipped to other Bulgarian cities from there.

LEASE AGREEMENT

We provide lease agreement summary as follows:

Terafox Corp has signed lease agreement as of 01/07/2014 coming into force February 01, 2015 with Sergey Pelovski, Sofia, Bulgaria, for 3 year term. The premise allows us to place 4 industrial flatbed printing machines. According to the agreement we lease 40 square meters of premises on the first floor of the building at 19 Yakubitsa Str., Sofia 1164, Bulgaria. The agreed annual rental fee is $6,000 for the first year of lease and will be reduced to $5,400 for the second and third years of lease. The agreement provides for lease renovation for additional one year term upon written notice from Terafox Corp.

A copy of the Lease Agreement is filed as exhibit 10.2 to this registration statement.

CONTRACTS

Terafox Corp. has signed sales contract with Keybievent. We provide contract summary as follows:

Sales contract #1/1 was signed on September 17, 2014 between Terafox Corp and Keybievent. In the contract Keybievent (the Buyer) has agreed to purchase printed products produced by Terafox Corp. The Parties have agreed that no Party has a minimum of goods required to be sold or purchased from another Party. Printed products will be sold to Keybievent with 30% discount. Contract comes into force on March 01, 2015.

A copy of the Lease Agreement is filed as exhibit 10.3 to this registration statement.

COMPETITION

Competition at the chosen market of printed products is relatively high. There exist many large companies offering various ranges of similar products in every geographic market we have picked for operation and expansion. Such companies will make it difficult for us to develop easily, as they will be our direct competitors. Many of such companies are large enough to provide clients with a well-known and preferred product assortment at possibly lower price, besides they already have best practice in client attraction. We may probably lose our business while competing with companies like that.

Terafox Corp has not yet entered the market, but we have already signed contract with Keybievent as of September 17, 2014 (contract copy is filed as exhibit 10.3) and have several more companies ready for cooperation. As soon as we start operations, we'll become one of many participants of this business direction. Some of the competing companies have more finance, experience and management skills. Therefore, we appear in competitively unfavorable position as soon as we enter the market with our product, which makes it more complicated for us to achieve success in printed products market. Due to that, TERAFOX CORP may possibly not make its place at the market.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the future. As we do not have insurance, and if we are made a party of products liability action, we may not have sufficient funds to defend the litigation. In that case, judgment could be rendered against us, which could cause us to cease operations.

EMPLOYEES

We are a development stage company and currently have no employees, other than our Director - Aleksey Gagauz, who will initially perform all works in production and organization of our business, besides part time workers hired for temporal and short-term works.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The names, ages and titles of our executive officers and directors are as follows:

Name and Address of Executive
  Officer and/or Director                 Age             Position
  -----------------------                 ---             --------

Aleksey Gagauz                            32     President, Secretary, Treasurer
str. Lege, 6, Sofia, Bulgaria, 1000              and Director

Aleksey Gagauz has acted as our President, Treasurer and sole Director since our incorporation on February 26, 2014. Aleksey Gagauz was born on April 26, 1982 in Moldova. Aleksey did Masters Degree in Economy and Management in Commerce in Technical University of Moldova.

The following is a brief description of the business experience of our executive officer:

- studied in Technical University of Moldova                  1999 - 2004
- assistant manager in Certitudine SRL, Kishinev              2003 - 2005
- sales manager in Avantaj-AV, Kishinev                       2005 - 2008
- manager in Arhform architectural studio, Kishinev           2008 - 2012
- sales manager Zarian-5, Sofia, Bulgaria                     2012 - 2013
- senior manager in Zarian-5, Sofia                           2013 - 2013
- owner and director of Terafox Corp                          2014 - present

Mr. Gagauz had durable experience in sales. We consider this area to be of high importance for our business. Skills in sales will obviously be reflected in company politics and negotiations with our potential clients. The last company he worked for had a similar kind of business our company is going to engage in, which gives him complete understanding of the process and experience in this area of operations. As Mr. Gagauz has reached a certain level at his job position we can consider him to be progressive, improving and hardworking person. We find such qualifications to be suitable for a person taking position of Director.

During the past ten years, Aleksey Gagauz has not been the subject to any of the following events:

     1. Any bankruptcy petition filed by or against any business of which Aleksey Gagauz was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Aleksey Gagauz's involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

TERM OF OFFICE

Each of our directors is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, Aleksey Gagauz, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

                             EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our sole officer from inception on February 26, 2014 until September 30, 2014:

SUMMARY COMPENSATION TABLE

                                                                      Non-Equity     Nonqualified
 Name and                                                             Incentive        Deferred
 Principal                                      Stock      Option        Plan        Compensation    All Other
 Position        Year     Salary($)  Bonus($)  Awards($)  Awards($)  Compensation($)  Earnings($)  Compensation($)  Totals($)
 --------        ----     ---------  --------  ---------  ---------  ---------------  -----------  ---------------  ---------
Aleksey          From        -0-        -0-        -0-        -0-           -0-            -0-            -0-           -0-
Gagauz,        February
President,     26, 2014
Treasurer      September
and
Secretary

There are no current employment agreements between the company and its officers.

Aleksey Gagauz currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of September 30, 2014:

              Fees                                                 Nonqualified
             Earned                                Non-Equity        Deferred
             Paid in      Stock      Option      Incentive Plan    Compensation       All Other
 Name        Cash($)    Awards($)   Awards($)    Compensation($)    Earnings($)    Compensation($)   Total($)
 ----        -------    ---------   ---------    ---------------    -----------    ---------------   --------
Aleksey        -0-         -0-         -0-             -0-              -0-              -0-           -0-
Gagauz

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Aleksey Gagauz will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On June 25, 2014, we issued a total of 4,000,000 shares of restricted common stock to Aleksey Gagauz, our sole officer and director in consideration of $4,000. Further, Aleksey Gagauz has advanced funds to us. As of September 30, 2014 Aleksey Gagauz advanced us $14,325. Aleksey Gagauz will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Aleksey Gagauz. Aleksey Gagauz will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Aleksey Gagauz does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Gagauz or the repayment of the funds to Mr. Gagauz. The entire transaction was oral.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 30, 2014 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

                    Name and Address of      Amount and Nature of
Title of Class      Beneficial Owner         Beneficial Ownership     Percentage
--------------      ----------------         --------------------     ----------

Common Stock       Aleksey Gagauz           4,000,000 shares of          100%
                   str. Lege, 6, Sofia,     common stock (direct)
                   Bulgaria, 1000
                                                                     -----------
                                                                         100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of September 30, 2014, there were 4,000,000 shares of our common stock issued and outstanding.

                              PLAN OF DISTRIBUTION

Terafox Corp. has 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 9,000,000 shares of its common stock for sale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

In connection with the Company's selling efforts in the offering, Aleksey Gagauz will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Aleksey Gagauz is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Aleksey Gagauz will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Aleksey Gagauz is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Aleksey Gagauz will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Aleksey Gagauz will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Terafox Corp. will receive all proceeds from the sale of the 9,000,000 shares being offered. The price per share is fixed at $0.01 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.01 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Terafox Corp. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Terafox Corp. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $8,000.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

     -    execute and deliver a subscription agreement; and

     -    deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to "Terafox Corp." The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

                            DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of September 30, 2014 there were 4,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our Sole officer and Director, Aleksey Gagauz owns 4,000,000 shares of common stock.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company
(iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company's securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

SHARE PURCHASE WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

ANTI-TAKEOVER LAW

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

RULE 144

As of the date of this prospectus, we have issued 4,000,000 shares. Our sole officer and director beneficially owns all 4,000,000 shares of our common stock. These shares are currently restricted from trading under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if:

     (i) We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A "shell company" is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents;

     (ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and

     (iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company.

At present, we are considered to be a shell company. If we subsequently meet these requirements, our officer and director would be entitled to sell within any three month period a number of shares that does not exceed the greater of:
1% of the number of shares of our common stock then outstanding, or the average weekly trading volume of our common stock during the four calendar weeks, preceding the filing of a notice on Form 144 with respect to the sale for sales exceeding 5,000 shares or an aggregate sale price in excess of $50,000. If fewer shares at lesser value are sold, no Form 144 is required.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

                                 INDEMNIFICATION

Articles XII of our Bylaws provides the following indemnification for our directors, officers, employees and agents: a) The Director shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of him being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his heirs and personal representatives against all costs, charges and expenses incurred by him and resulting from his acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his respective heirs and legal representatives against all costs, charges and expenses incurred by him and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Director may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $90,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Terafox Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

                                     EXPERTS

Law Offices of Scott Doney, The Doney Law Firm, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

Harris & Gillespie CPA's, PLLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Harris & Gillespie CPA's, PLLC has presented its report with respect to our audited financial statements.

                              AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC's public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

                              FINANCIAL STATEMENTS

Our fiscal year end is September 30, 2014. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Harris & Gillespie CPA's, PLLC.

Our financial statements from inception to September 30, 2014, immediately follow:

                                  TERAFOX CORP.

                          (A DEVELOPMENT STAGE COMPANY)

                                TABLE OF CONTENTS

                               SEPTEMBER 30, 2014

Report of Independent Registered Public Accounting Firm                      F-1

Balance Sheet as of September 30, 2014                                       F-2

Statement of Operations for the period from February 26, 2014
(Date of Inception) to September 30, 2014                                    F-3

Statement of Stockholders' Equity as of September 30, 2014                   F-4

Statement of Cash Flows for the period from February 26, 2014
(Date of Inception) to September 30, 2014                                    F-5

Notes to the Financial Statements                                            F-6

                         HARRIS & GILLESPIE CPA'S, PLLC
                          CERTIFIED PUBLIC ACCOUNTANT'S
                          3901 STONE WAY N., SUITE 202
                                SEATTLE, WA 98103
                                  206.547.6050

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Terafox Corp.

We have audited the accompanying balance sheet of Terafox Corp. (A Development Stage Company) as of September 30, 2014 and the related statements of operations, stockholders' deficit and cash flows for the period then ended and for the period from February 26, 2014 (inception) to September 30, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Terafox Corp. (A Development Stage Company) as of September 30, 2014 and the results of its operations and cash flows for the period then ended and for the period from February 26, 2014 (inception), to September 30, 2014 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #2 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ HARRIS & GILLESPIE CPA'S, PLLC
-------------------------------------------
Seattle, Washington
October 20, 2014

                                  TERAFOX CORP.
                                  BALANCE SHEET
                            AS OF SEPTEMBER 30, 2014

                                                              September 30, 2014
                                                              ------------------
                                     ASSETS

Current Assets
  Cash and cash equivalents                                         $  7,649
                                                                    --------
Total Current Assets                                                   7,649

Fixed Assets
  Equipment                                                           10,000
                                                                    --------
Total Fixed Assets                                                    10,000
                                                                    --------

Total Assets                                                        $ 17,649
                                                                    ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities

Current Liabilities
  Loan from director                                                  14,325
                                                                    --------
Total Liabilities                                                     14,325
                                                                    --------
Stockholders' Equity
  Common stock, par value $0.001; 75,000,000 shares authorized,
   4,000,000 shares issued and outstanding                             4,000
  Additional paid in capital                                               0
  Deficit accumulated during the development stage                      (676)
                                                                    --------
Total Stockholders' Equity                                             3,324
                                                                    --------

Total Liabilities and Stockholders' Equity                          $ 17,649
                                                                    ========


                 See accompanying notes to financial statements.

                                  TERAFOX CORP.
                             STATEMENT OF OPERATIONS
     FOR THE PERIOD FROM FEBRUARY 26, 2014 (INCEPTION) TO SEPTEMBER 30, 2014

                                                             For the period from
                                                              February 26, 2014
                                                                (Inception) to
                                                              September 30, 2014
                                                              ------------------

REVENUES                                                          $       --
                                                                  ----------
OPERATING EXPENSES
  General and Administrative Expenses                                    676
                                                                  ----------

TOTAL OPERATING EXPENSES                                                 676
                                                                  ----------

NET LOSS FROM OPERATIONS                                                (676)

PROVISION FOR INCOME TAXES                                                 0
                                                                  ----------

NET LOSS                                                          $     (676)
                                                                  ==========

NET LOSS PER SHARE: BASIC AND DILUTED                             $    (0.00)
                                                                  ==========

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
 BASIC AND DILUTED                                                 4,000,000
                                                                  ==========


                 See accompanying notes to financial statements.

                                  TERAFOX CORP.
                        STATEMENT OF STOCKHOLDERS' EQUITY
     FOR THE PERIOD FROM FEBRUARY 26, 2014 (INCEPTION) TO SEPTEMBER 30, 2014

                                                                                 Deficit
                                                                               Accumulated
                                          Common Stock          Additional     during the        Total
                                       -------------------       Paid-in       Development    Stockholders'
                                       Shares       Amount       Capital          Stage          Equity
                                       ------       ------       -------          -----          ------
Inception, February 26, 2014                --     $    --       $    --         $    --        $    --

Shares issued for cash at $0.001
per share                            4,000,000       4,000            --              --          4,000

Net loss for the year ended
September 30, 2014                          --          --            --            (676)          (676)
                                     ---------     -------       -------         -------        -------

Balance, September 30, 2014          4,000,000     $ 4,000       $    --         $  (676)       $ 3,324
                                     =========     =======       =======         =======        =======


                 See accompanying notes to financial statements.

                                  TERAFOX CORP.
                             STATEMENT OF CASH FLOWS
     FOR THE PERIOD FROM FEBRUARY 26, 2014 (INCEPTION) TO SEPTEMBER 30, 2014

                                                             For the period from
                                                              February 26, 2014
                                                                (Inception) to
                                                              September 30, 2014
                                                              ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss for the period                                          $   (676)
  Adjustments to reconcile net loss to net
   cash (used in) operating activities:
     Changes in assets and liabilities:                                  --
                                                                   --------
CASH FLOWS USED IN OPERATING ACTIVITIES                                (676)
                                                                   --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from sale of common stock                                  4,000
  Loans from director                                                14,325
                                                                   --------
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES                          18,325
                                                                   --------
CASH FLOWS FROM INVESTING  ACTIVITIES
  Purchase of Equipment                                              10,000
                                                                   --------
CASH FLOWS USED IN INVESTING  ACTIVITIES                            (10,000)
                                                                   --------

NET INCREASE IN CASH                                                  7,649
Cash, beginning of period                                                 0
                                                                   --------

CASH, END OF PERIOD                                                $  7,649
                                                                   ========
SUPPLEMENTAL CASH FLOW INFORMATION:
  Interest paid                                                    $      0
                                                                   ========
  Income taxes paid                                                $      0
                                                                   ========


                 See accompanying notes to financial statements.

                                  TERAFOX CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2014

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Terafox Corp. was incorporated in the State of Nevada on February 26, 2014. We are a development-stage company formed to produce flyers, posters and printing images on multiple surfaces, such as glass, leather, plastic, using automated industrial flatbed printing machine.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of September 30, 2014. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it August be able to raise additional funds through the capital markets. In light of management's efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America, and pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC") and reflect all adjustments, consisting of normal recurring adjustments, which management believes are necessary to fairly present the financial position, results of operations and cash flows of the Company for the period ending September 30, 2014

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America ("GAAP" accounting). The Company has adopted a September 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $7,649 of cash as of September 30, 2014.

Fair Value of Financial Instruments
The Company's financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  TERAFOX CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2014

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Depreciation, Amortization, and Capitalization
The Company records depreciation and amortization when appropriate using both straight-line and declining balance methods over the estimated useful life of the assets (five to seven years). Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of September 30, 2014.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Terafox Corp. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 4 - FIXED ASSETS

Company purchased Industrial flatbed printing machine S-SUN C4300.

                                                              September 30, 2014
                                                              ------------------
Fixed assets:
  Equipment                                                         $10,000
  Less: accumulated depreciation                                          0
                                                                    -------
Net fixed assets                                                    $10,000
                                                                    =======

The Company has not started operations, thus, no depreciation was recorded during the period from inception through September 30, 2014.

NOTE 5 - LOAN FROM DIRECTOR

From February 26, 2014 date of interception till September 30, 2014, a director loaned $14,325 to the Company.

The loan is unsecured, non-interest bearing and due on demand.

                                  TERAFOX CORP.
                        NOTES TO THE FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2014

NOTE 6 - COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On June 27, 2014, the Company issued 4,000,000 shares of common stock to a director for cash proceeds of $4,000 at $0.001 per share.

There were 4,000,000 shares of common stock issued and outstanding as of September 30, 2014.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 8 - INCOME TAXES

As of September 30, 2014, the Company had net operating loss carry forwards of approximately $676 that may be available to reduce future years' taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

                                                              September 30, 2014
                                                              ------------------
Federal income tax benefit attributable to:
  Current Operations                                               $    230
  Less: valuation allowance                                            (230)
                                                                   --------
Net provision for Federal income taxes                             $      0
                                                                   ========

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

                                                              September 30, 2014
                                                              ------------------
Deferred tax asset attributable to:
  Net operating loss carryover                                     $    230
  Less: valuation allowance                                            (230)
                                                                   --------
Net deferred tax asset                                             $      0
                                                                   ========

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $676 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 9 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations from September 30, 2014 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

                                   PROSPECTUS

                        9,000,000 SHARES OF COMMON STOCK

                                  TERAFOX CORP.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL _____________ ___, 2014, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

     SEC Registration Fee                             $   10.46
     Printing Expenses                                $   89.54
     Accounting Fees and Expenses                     $1,000.00
     Auditor Fees and Expenses                        $2,500.00
     Legal Fees and Expenses                          $3,000.00
     Transfer Agent Fees                              $1,400.00
                                                      ---------
     TOTAL                                            $8,000.00
                                                      =========

(1) All amounts are estimates, other than the SEC's registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Terafox Corp.'s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Terafox Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. On June 25, 2014, Terafox Corp offered and sold 4,000,000 share of common stock to our president and director, Aleksey Gagauz, for a purchase price of $0.001 per share, for aggregate offering proceeds of $4,000. Terafox Corp made the offer and sales in reliance on the exemption from registration afforded by Section 4(2) to the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were offered and sold in a non-public offering to a "sophisticated investor" who had access to registration-type information about the Company. No commission was paid in connection with the sale of any securities and no general solicitations were made to any person.

ITEM 16. EXHIBITS

Exhibit
Number                        Description of Exhibit
------                        ----------------------

   3.1         Articles of Incorporation of the Registrant
   3.2         Bylaws of the Registrant
   5.1         Opinion re:  Legality and Consent of Counsel
  10.1         Verbal Agreement
  10.2         Lease agreement
  10.3         Contract of sale of goods
  23.1         Consent of Harris & Gillespie CPA's, PLLC.
  99.1         Subscription Agreement

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Sofia, Bulgaria on December 2, 2014.

                                     TERAFOX CORP.


                                     By: /s/ Aleksey Gagauz
                                        ----------------------------------------
                                     Name:  Aleksey Gagauz
                                     Title: President, Treasurer and Secretary
                                            (Principal Executive, Financial and
                                            Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

      Signature                               Title                                     Date
      ---------                               -----                                     ----


/s/ Aleksey Gagauz                President, Treasurer, Secretary                 December 2, 2014
--------------------------        and Director
Aleksey Gagauz                    (Principal Executive, Financial and
                                  Accounting Officer)